Exhibit 10.9

ASSIGNMENT AND ASSUMPTION OF LEASE

This Assignment and Assumption of Lease is made as of this 22nd day of February, 2012 between Bitstream, Inc., a Delaware corporation (the “Assignor”) and Marlborough Software Development Holdings Inc., a Delaware corporation (the “Assignee”).

WITNESSETH

WHEREAS, the Assignor and Normandy Nickerson Road, LLC, a Delaware limited liability company (“Landlord”), are parties to a certain Office Lease Agreement dated as of June 22, 2009, as affected by a certain Commencement Date Agreement dated as of September 2, 2009 between the Assignor and the Landlord (collectively, the “Lease”) pursuant to which Landlord leased to Assignor approximately 27,378 rentable square feet (the “Leased Premises”) on the second floor of the building located at 500 Nickerson Road, Marlborough, Massachusetts; and

WHEREAS, the Assignor desires to assign all of its rights, title and interest in, to and under the Lease to the Assignee effective as of the Closing, as defined in that certain Agreement and Plan of Merger dated November 10, 2011 by and among Bitstream Inc., Monotype Imaging Holdings Inc. and Birch Acquisition Corporation (the “Effective Date”), and the Assignee desires to accept the assignment of the Lease from Assignor and assume all of Assignor’s obligations under the Lease, whether arising before or after the Effective Date, upon the terms and conditions hereof.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1. Capitalized Terms. Any capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Lease.

2. Assignment of Lease. The Assignor hereby assigns to the Assignee, effective as of the Effective Date, all of its rights, title and interest in, to and under the Lease.

3. Assignee’s Assumption of Lease. Effective on the Effective Date, the Assignee hereby accepts the assignment granted herein and assumes the performance of all of the obligations of the Assignor as tenant under the Lease, whether arising before or after the Effective Date.

4. Assignee’s Indemnification. Assignee shall defend, protect, indemnify and hold harmless Assignor from and against any and all liabilities, suits, actions, obligations, losses, claims, damages, reasonable costs and expenses, including without limitation, reasonable counsel fees and expenses, suffered or incurred by Assignor resulting from any failure by Assignee to observe or perform any of its agreements or obligations hereunder or under the Lease or with respect to the Leased Premises.

5. Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument, and it shall constitute sufficient proof of the Assignment to present any copy, copies or facsimiles signed by the parties to be charged.

6. Further Assurances. Assignor from time to time shall execute and deliver any further instruments or documents, and take all such further action as Assignee may request in order to transfer to and vest in Assignee all of Assignor’s right, title and interest in and to the Lease.

7. Captions. Captions and section headings are included solely for convenience of reference and are not intended to have any legal significance.

8. Amendments. This Assignment and Assumption of Lease may not be amended, modified, or terminated, except by an instrument in writing executed by the parties hereto.

9. Binding Effect. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

10. Severability. If any provision in this Agreement shall be held illegal or unenforceable by a court of competent jurisdiction, the remaining provisions shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

11. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to Massachusetts principles of conflicts of law).

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IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date set forth above.

Assignor:

Attest	Bitstream Inc.

/s/ Chris Fife	By:	/s/ James P. Dore
		Print Name:	James P. Dore
Title: Vice President and Chief Financial Officer

Assignee:

Marlborough Software Development Holdings Inc.

/s/ Chris Fife	By:	/s/ James P. Dore
		Print Name:	James P. Dore
Title: Executive Vice President and Chief Financial Officer

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